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                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101



                                  April 1, 2003


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds so that total operating expenses (excluding taxes, interest, brokerage, the expenses incurred from the creation and operation of the Mauritius entity, extraordinary expenses and expenses paid by directed brokerage and other offset arrangements) do not exceed the percentages set forth on the following pages through March 31, 2004.

                                  Very truly yours,



                                  -----------------------
                                  Deborah A. Wussow
                                  Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management

By:
    ---------------------------------
    Charles H. Field, Jr.
    Deputy General Counsel

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              FUND                     SHARE CLASS        EXPENSE LIMITATION

U.S. Large Cap Select Growth                 I                   1.00%
U.S. Large Cap Select Growth                II                   0.90%
U.S. Large Cap Select Growth                III                  0.80%
U.S. Large Cap Select Growth                IV                   0.70%
U.S. Large Cap Select Growth                 R                   1.25%
Large Cap Value                              I                   0.75%
Large Cap Value                             II                   0.65%
Large Cap Value                             III                  0.55%
Large Cap Value                             IV                   0.50%
Large Cap Value                              R                   1.00%
U.S. Equity Growth                           I                   1.00%
U.S. Equity Growth                          II                   0.95%
U.S. Equity Growth                          III                  0.90%
U.S. Equity Growth                          IV                   0.85%
U.S. Equity Growth                           R                   1.25%
Emerging Growth                              I                   1.25%
Emerging Growth                              R                   1.50%
Growth Discovery                             I                   1.40%
High Yield Bond                              I                   0.60%
High Yield Bond                             II                   0.55%
High Yield Bond                             III                  0.50%
High Yield Bond                             IV                   0.45%
Convertible                                  I                   1.00%
Convertible                                 II                   0.90%
Convertible                                 III                  0.85%
Convertible                                 IV                   0.80%
Value Opportunities                          I                   1.30%
International Core Growth                    I                   1.15%
International Core Growth                   II                   1.00%
International Core Growth                   III                  0.90%
International Core Growth                   IV                   0.75%
International Core Growth                    V                   0.65%
International Core Growth                    R                   1.40%
International Growth Opportunities           I                   1.40%
International Growth Opportunities          II                   1.25%
International Growth Opportunities          III                  1.20%
International Growth Opportunities          IV                   1.15%
International Growth Opportunities           V                   1.10%
Worldwide Growth                             I                   1.25%
Worldwide Growth                            II                   1.00%
Worldwide Growth                            III                  0.95%
Worldwide Growth                            IV                   0.85%
Worldwide Growth                             V                   0.75%
Global Select                                I                   1.10%

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Global Select                               II                   1.05%
Global Select                               III                  1.00%
Global Select                               IV                   0.95%
International Structured                     I                   1.25%
International Structured                    II                   1.10%
International Structured                    III                  1.00%
International Structured                    IV                   0.90%
Emerging Countries                           I                   1.65%
Emerging Countries                          II                   1.50%
Emerging Countries                          III                  1.40%
Emerging Countries                          IV                   1.30%
Emerging Countries                           V                   1.25%